Exhibit (h)
THE GABELLI HEALTHCARE & WELLNESSRx TRUST
(a Delaware Statutory Trust)
[_____] Shares of Series [___] Preferred Shares
UNDERWRITING AGREEMENT
August [            ], 2010
Wells Fargo Securities, LLC
As Representative of the several Underwriters
Listed on Schedule A hereto
c/o Wells Fargo Securities, LLC
301 S. College Street
Charlotte, NC 28288
Ladies and Gentlemen:
     The Gabelli Healthcare & WellnessRx Trust, a Delaware statutory trust (the “Fund”), and the Fund’s investment adviser, Gabelli Funds, LLC, a New York limited liability company (the “Adviser”), each confirms its agreement with Wells Fargo Securities, LLC (“Wells Fargo Securities”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,”) which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo Securities is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares set forth in said Schedule A hereto of an aggregate of [___] shares of the Fund’s Series [___] Preferred Shares (the “Shares”).
     The Shares will be authorized by, and subject to the terms and conditions of, the Fund’s Agreement and Declaration of Trust and the Statement of Preferences for the Preferred Shares, as amended and supplemented through August [___], 2010 (collectively, the “Statement”).
     The Fund understands that the Underwriters propose to make a public offering of the Shares as soon as the Representative deem advisable after this Agreement has been executed and delivered.
     The Fund has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement (the “Registration Statement”) on Form N-2 (File Nos. 333-166168 and 811-22021) including a related basic prospectus (including any statement of additional information incorporated by reference therein) which became effective on June 21, 2010, covering the registration of the Shares under the Securities Act of 1933, as amended (the “1933

Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), and a notification on Form N-8A of registration (the “1940 Act Notification”) of the Fund as an investment company under the 1940 Act, and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the “Rules and Regulations”). The prospectus (including any statement of additional information incorporated by reference therein) contained in the Registration Statement at the time it originally became effective is called the “Basic Prospectus”. The Basic Prospectus, together with any Preliminary Prospectus (including any statement of additional information incorporated by reference therein) in the form first furnished to the Underwriters for use in connection with the offering of the Shares and used prior to the filing of the Prospectus (as defined below) is herein called the “Preliminary Prospectus”. Promptly after execution and delivery of this Agreement, the Fund will prepare and file a final prospectus supplement (including a statement of additional information incorporated by reference therein) in accordance with the provisions of Rule 430B (“Rule 430B”) and Rule 497 (“Rule 497”) of the Rules and Regulations (together with the Basic Prospectus, the “Prospectus”). The information included in the Prospectus (including the statement of additional information incorporated by reference therein) that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus, including in each case any statement of additional information incorporated by reference therein, used in connection with the offering of the Shares that omitted Rule 430B Information is herein called a “preliminary prospectus”. For purposes of this Agreement, all references to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be.
Section 1. Representations and Warranties.
          (a) Representations and Warranties by the Fund and the Adviser. The Fund and the Adviser, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time (as defined below) and as of the Closing Time referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

          (i) Compliance With Registration Requirements. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Fund or the Adviser, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     At the respective times the Registration Statement, and any post-effective amendment thereto (filed before the Closing Time) became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Rules and Regulations and at the Closing Time, as hereinafter defined, the Registration Statement, the Preliminary Prospectus, the Prospectus, the notification on Form N-8A and all amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or, except for the information included in the prospectus supplement relating to the Shares contained in the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Basic Prospectus, the Preliminary Prospectus and the Prospectus made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Underwriters for use in the Registration Statement or Prospectus.
     As of the Applicable Time (as defined below), the Rule 482 Statement (as defined below) issued at or prior to the Applicable Time, if any, the Preliminary Prospectus and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means ___ (Eastern time) on [                      ] [      ], 2010 or such other time as agreed by the Fund and the Representative.
     “Rule 482 Statement” means a document that contains the number of Shares issued, the offering price and other items dependent upon the offering price, prepared in accordance with the provisions of Rule 482 of the 1933 Act, a copy of which shall be attached as Schedule D hereto.
     “Each Preliminary Prospectus (including the prospectus or prospectuses and statement of additional information filed as part of the Registration Statement or any amendment thereto), complied when so filed in all material respects with the Rules and Regulations and each

Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S T.
     At the time of filing the Registration Statement, the Fund was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.
          (ii) Incorporation of Documents by Reference. The documents incorporated by reference in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act, the 1934 Act, the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), the 1940 Act and the Rules and Regulations and, when read together with the other information in the Prospectus, (a) at the time the Basic Prospectus became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Shares in this offering and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement have confirmed to the Fund their status as independent public accountants as required by the 1933 Act and the Rules and Regulations and the Fund and the Adviser have no reason to believe that they are not independent public accountants.
          (iv) Financial Statements. The financial statements included in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus and the Prospectus, together with the related schedules and notes, present fairly in accordance with generally accepted accounting principles (“GAAP”) in all material respects the financial position of the Fund at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Fund for the periods specified; said financial statements have prepared in conformity with GAAP. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of audited financial statements included in the Registration Statement.
          (v) Expense Summary. The information set forth in the fee table contained in the section of the Preliminary Prospectus and the Prospectus entitled “Summary of Fund Expenses” has been prepared in all material respects in accordance with the requirements of Form N-2, and interpretations thereunder, and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.

          (vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (other than as a result of changes in market conditions generally) (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.
          (vii) Good Standing of the Fund. The Fund has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware and has the trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified as a foreign trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
          (viii) No Subsidiaries. The Fund has no subsidiaries.
          (ix) Investment Company Status. The Fund is duly registered with the Commission under the 1940 Act as a non-diversified, closed-end management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the Fund’s knowledge, threatened by the Commission.
          (x) Officers and Trustees. No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations of the Commission promulgated under the Advisers Act (the “Advisers Act Rules and Regulations”). Except as disclosed in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus and the Prospectus, to the Fund’s knowledge after due inquiry, no trustee of the Fund is an “Interested Person” (as defined in the 1940 Act) of the Fund or an “Affiliated Person” (as defined in the 1940 Act) of any Underwriter listed in Schedule A hereto.
          (xi) Capitalization. The authorized, issued and outstanding capital stock of the Fund is as set forth in the Preliminary Prospectus and the Prospectus as of the date thereof.” All issued and outstanding shares of common stock, par value $0.001 per share, of the Fund (the “Common Shares”) have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws). None of the outstanding Common Shares of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund.
          (xii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Fund.
          (xiii) Authorization and Description of Shares. The Shares to be purchased by the Underwriter from the Fund have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. The Shares conform to all statements relating thereto contained in the Registration Statement, Basic Prospectus, Preliminary Prospectus and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Fund.
          (xiv) Absence of Defaults and Conflicts. The Fund is not in violation of its charter or by-laws, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (collectively, “Agreements and Instruments”) except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement dated as of June 14, 2007, the Custodian Agreement dated as of June 29, 2007 and the Registrar, Transfer Agency and Service Agreement dated as of June 27, 2007 referred to in the Registration Statement (as used herein, individually the “Investment Advisory Agreement,” the “Custody Agreement,” and the “Transfer Agency Agreement,” respectively and collectively the “Offering Agreements”) and the consummation of the transactions contemplated in the Offering Agreements and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Registration Statement, Basic Prospectus, Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Fund with its obligations thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Fund or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations (except for such violations that would not result in a Material Adverse Effect). As used herein, a

“Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.
          (xv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund or the Adviser, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, Basic Prospectus, Preliminary Prospectus and Prospectus including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
          (xvi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.
          (xvii) Absence of Manipulation. Neither the Fund nor any affiliate of the Fund has taken, nor will the Fund or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Shares.
          (xviii) Possession of Intellectual Property; Fund Name. The Fund owns or possesses, or can acquire on reasonable terms, adequate licenses, copyrights, know-how (including trade secrets or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Fund, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein.
          (xix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the 1934 Act, the Rules and Regulations, or under the rules of the New York Stock Exchange (“NYSE”) or of the Financial Industry Regulatory Authority (“FINRA”) or state securities laws.
          (xx) Possession of Licenses and Permits. The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus. The Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect. The Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.
          (xxi) Advertisements. Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Fund or the Adviser used in connection with the public offering of the Shares (collectively, “Sales Material”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Moreover, all Sales Material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of the FINRA (except that this representation and warranty does not apply to statements in or omissions from the Sales Material made in reliance upon and in conformity with written information relating to the Underwriter furnished to the Fund by or on behalf of the Underwriter through you expressly for use therein), including any requirement to file any Rule 482 Statement.
          (xxii) Subchapter M. The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively), and, at all times since its inception, has qualified as a regulated investment company under Subchapter M of the Code.
          (xxiii) Distribution of Offering Materials. The Fund has not distributed and, prior to the later of (A) the Closing Time and (B) completion of the distribution of the Shares, will not distribute any offering material to the public in connection with the offering and sale of the Shares other than the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Rule 482 Statement and the Prospectus.

          (xxiv) Accounting Controls and Disclosure Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the investment objective, policies and restrictions of the Fund and the applicable requirements of the 1940 Act, the Rules and Regulations, the FINRA and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the Rules and Regulations; (C) access to assets is permitted only in accordance with the management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Fund has developed and maintains disclosure controls and procedures (as such term is defined in Rule 30a-3 of the 1940 Act) that are effective in ensuring that information required to be disclosed by the Fund in the reports that it files or submits under the 1940 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Fund in the reports that it files or submits under the 1940 Act is accumulated and communicated to the Fund’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.
          (xxv) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Fund is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares.
          (xxvi) Absence of Undisclosed Payments. Neither the Fund nor, to the Fund’s knowledge, any employee or agent of the Fund, has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Basic Prospectus, Preliminary Prospectus or Prospectus and which payment has not been so disclosed.
          (xxvii) Material Agreements. The Offering Agreements have each been duly authorized by all requisite action on the part of the Fund and executed and delivered by the Fund, as of the dates noted therein, and each complies with all applicable provisions of the 1940 Act in all material respects. Assuming due authorization, execution and delivery by the other parties thereto with respect to this Agreement and the other Offering Agreements, each Offering Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws.

          (xxviii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.
          (xxix) NYSE Listing. The Fund’s Common Shares are duly listed on the NYSE. The Shares have been duly authorized for listing, upon notice of issuance, on the NYSE and the Fund’s registration statement on Form 8-A under the 1934 Act has become effective.
          (xxx) Ratings. The Shares have been, or prior to the Closing Time will be, assigned a rating of “[      ]” by [      ].
          (xxxi) Payment of Taxes. All United States federal income tax returns of the Fund required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments that are being contested in good faith and as to which adequate reserves have been provided. The Fund has filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Fund, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Fund in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. All material taxes which the Fund is required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate governmental authority or agency or have been accrued, reserved against and entered on the books of the Fund.
          (xxxii) Insurance. The Fund carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Fund has no reason to believe that it will not be able to (A) renew its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.
          (xxxiii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus and the Prospectus are based on or derived from sources that the Fund believes to be reliable and accurate, and the Fund has obtained written consent to the use of such data from such sources.
          (xxxiv) Tax Treatment of the Preferred Shares. For federal income tax purposes, the Shares will constitute equity of the Fund.

          (xxxv) Foreign Corrupt Practices Act. Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee, affiliate or other person acting on behalf of the Fund is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Fund and, to the knowledge of the Fund, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
          (xxxvi) Money Laundering Laws. The operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the knowledge of the Fund, threatened.
          (xxxvii) OFAC. Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee, affiliate or person acting on behalf of the Fund is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not directly or indirectly use any of the proceeds received by the Fund from the sale of Shares contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC
          (b) Representations and Warranties by the Adviser. The Adviser represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time and as of the Closing Time referred to in Section 2(b) hereof, as follows:
          (i) Good Standing of the Adviser. The Adviser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of New York with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Basic Prospectus, Preliminary Prospectus and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required except as would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of such Adviser, whether or not arising in the ordinary course of business (an “Adviser Material Adverse Effect”).
          (ii) Investment Adviser Status. The Adviser is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act, the 1940 Act, or the rules and regulations of the Commission under such acts, from acting under the Investment Advisory Agreement for the Fund as contemplated by the Prospectus.
          (iii) Description of Adviser. The description of the Adviser in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus and the Prospectus (including any amendment or supplement thereto) complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (iv) Capitalization. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Preliminary Prospectus, the Prospectus and in the Offering Agreements.
          (v) Authorization of Offering Agreements; Absence of Defaults and Conflicts. This Agreement and the Investment Advisory Agreement have each been duly authorized, executed and delivered by the Adviser, and (assuming the due authorization, execution and delivery of each other party thereto) each such Agreement constitutes a valid and binding obligation of the Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws; and neither the execution and delivery of this Agreement or the Investment Advisory Agreement nor the performance by the Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, (i) any agreement or instrument to which the Adviser is a party or by which it is bound, (ii) the limited liability company operating agreement and other organizational documents of the Adviser, or (iii) to the Adviser’s knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its properties or operations other than any conflict, breach or default that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Adviser of the transactions contemplated by this Agreement or the Investment Advisory

Agreement, except as have been obtained or will be obtained prior to the Closing Time or may be required under the 1933 Act, the 1940 Act, the 1934 Act or state securities laws.
          (vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus and the Prospectus, there has not occurred any event which could reasonably be expected to have a material adverse effect on the ability of the Adviser to perform its respective obligations under this Agreement and the Investment Advisory Agreement.
          (vii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened against or affecting the Adviser or any “affiliated person” of the Adviser (as such term is defined in the 1940 Act) or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which could reasonably be expected to result in an Adviser Material Adverse Effect, or materially and adversely affect the ability of the Adviser to function as an investment adviser with respect to the Fund or perform its obligations under this Agreement or the Investment Advisory Agreement, or which is required to be disclosed in the Registration Statement, Basic Prospectus, Preliminary Prospectus and the Prospectus.
          (viii) Absence of Violation or Default. The Adviser is not in violation of its limited liability company operating agreement or other organizational documents or in default under any agreement, indenture or instrument, except for such violations or defaults that have not and could not result in an Adviser Material Adverse Effect.
          (ix) Money Laundering Laws. The operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened
          (c) Officer’s Certificates. Any certificate signed by any officer of the Fund or the Adviser delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or the Adviser, as the case may be, to the Underwriter as to the matters covered thereby.
Section 2. Sale and Delivery To Underwriters; Closing.
          (a) Shares. On the basis of the representations, warranties and covenants contained herein and subject to the terms and conditions set forth herein, the Fund agrees to sell to each Underwriter, and each Underwriter agrees to purchase from the Fund, at the price per share set forth in Schedule B, the number of Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Shares which the Underwriters may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 or at such other place as shall be agreed upon by the Representative and the Fund, at 10:00 A.M. (Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten (10) business days after such date as shall be agreed upon by the Representative and the Fund (such time and date of payment and delivery being herein called “Closing Time”).
          Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares which it has agreed to purchase. Wells Fargo Securities, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.
          (c) Denominations; Registration. Certificates for the Shares, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least three (3) full business days before the Closing Time. The certificates for the Shares, if the Fund determines to issue any such certificates, will be made available for examination and packaging by the Underwriters in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time. The Shares to be purchased hereunder shall be delivered to you at the Closing Time through the facilities of the Depository Trust Company or another mutually agreeable facility, against payment of the purchase price therefor in immediately available funds to the order of the Fund.
Section 3. Covenants.
          (a) The Fund and Adviser covenant with each Underwriter as follows:
          (i) Compliance With Securities Regulations and Commission Requests. The Fund, subject to Section 3(a)(ii), will comply with the requirements of Rule 430B of the Rules and Regulations and will notify the Representative as soon as practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus, the Preliminary Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus (or any document incorporated by reference therein or otherwise deemed to be a part thereof) or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, and (v) if the Fund becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares. The Fund will promptly effect the necessary post-effective amendment and the filings required pursuant to Rule 497 of the Rules and Regulations and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.
          (ii) Filing of Amendments and Exchange Act Documents. The Fund will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Rules and Regulations (“Rule 462(b) Registration Statement”)) or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Basic Prospectus or any amendment thereto at the time it became effective) or to the Prospectus, and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such documents to which the Representative or counsel for the Underwriters shall reasonably object. The Fund has given the Representative notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Fund will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representative or counsel for the Underwriters shall object; provided, however that this covenant shall not apply to any post-effective amendment required by Rule 8b-16 of the 1940 Act which is filed with the Commission after the later of (x) one year from the date of this Agreement or (y) the date on which the distribution of the Shares is completed.
          (iii) Delivery of Registration Statements. The Fund has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Basic Prospectus as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Basic Prospectus as originally filed and of each amendment (except any post-effective amendment required by Rule 8b-16 of the 1940 Act which is filed with the Commission after the later of (x) one year from the date of this Agreement or (y) the date on which the distribution of the Shares is completed) thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (iv) Delivery of Prospectuses. The Fund has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to each Underwriter, without charge, during the period when a prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Preliminary Prospectus and Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Preliminary Prospectus and Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          (v) Continued Compliance With Securities Laws. The Fund will comply with the 1933 Act, the Rules and Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the Rules and Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. If at any time following issuance of a Rule 482 Statement, there occurred or occurs an event or development as a result of which such Rule 482 Statement conflicted with or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Shares) or the Preliminary Prospectus or any preliminary prospectus, or such Rule 482 Statement included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at the subsequent time, not misleading, the Fund will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Rule 482 Statement to eliminate or correct such conflict, untrue statement or omission.
          (vi) Blue Sky Qualifications. The Fund will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the foregoing shall not apply to the extent that the Shares are “covered securities” that are exempt from state regulation of securities offerings pursuant to Section 18 of the 1933 Act; and provided, further, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
          (vii) Rule 158. The Fund will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
          (viii) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the Shares in the manner specified in the Preliminary Prospectus and the Prospectus under “Use of Proceeds.”
          (ix) Listing. The Fund will use its best efforts to effect the listing of the Shares on the NYSE, subject to notice of issuance.
          (x) Restriction on Sale of Shares. During a period of 90 days from the date of the Prospectus, the Fund will not, without the prior written consent of Wells Fargo Securities, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of preferred shares or any securities convertible into or exercisable or exchangeable for preferred shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the preferred shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of preferred shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Shares to be sold hereunder or the preferred             shares issued pursuant to any dividend reinvestment plan.
          (xi) Reporting Requirements. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act, the Rules and Regulations and the 1934 Act Regulations, respectively.
          (xii) No Manipulation of Market for Shares. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein, in the Preliminary Prospectus or in the Prospectus, the Fund will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Shares in violation of federal or state securities laws, and (b) until the Closing Time, (i) except for Share repurchases permitted in accordance with applicable laws and issuances of Shares or purchases of Shares in the open market pursuant to the Fund’s dividend reinvestment plan, sell, bid for or purchase the Shares or pay any person any compensation for soliciting purchases of the Shares or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund.
          (xiii) Sales Materials. The Fund represents and agrees that, unless it obtains the prior consent of the Underwriters, it will not use any Sales Materials in connection with any public offering of any Shares.
          (xiv) Asset Coverage Requirements. On or before the seventh business day after the Closing Time, the Fund will furnish the Underwriter a report showing compliance with the asset coverage requirements of the 1940 Act and the asset coverage and effective leverage ratio requirements of the Shares (as described in the Registration Statement and the Basic Prospectus) as of the Closing Time in the form and substance satisfactory to the Underwriters. Such report shall assume the receipt of the net proceeds from the sale of the Shares.
Section 4. Payment of Expenses.
          (a) Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriter, (iv) the fees and disbursements of the Fund’s counsel, accountants and other advisers, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, any Rule 482 Statement and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Shares, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by the FINRA of the terms of the sale of the Shares, (x) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, (xi) the printing of any Sales Material, (xii) the transportation and other expenses incurred by or on behalf of Fund representatives in connection with presentations to prospective purchasers of the Shares and (xiii) the fees and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriter caused by a breach of the representation contained in the third paragraph of Section 1(a)(i) hereof.

          (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or Section 9(a)(iii) (with respect to the first clause only) hereof, the Fund or the Adviser shall reimburse, or arrange for an affiliate to reimburse, the Underwriters for all of their out-of-pocket expenses, including reasonable fees and disbursements of counsel for the Underwriters.
Section 5. Conditions of Underwriter’s Obligations.
     The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund and the Adviser contained in Section 1 hereof and in certificates of any officer of the Fund or the Adviser delivered pursuant to the provisions hereof, to the performance by the Fund and the Adviser of their respective covenants and other obligations hereunder, and to the following further conditions:
          (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or, to the Fund’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B).
          (b) Opinions of Counsel.
          (i) Opinion of Counsel for the Fund. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, from Willkie Farr & Gallagher LLP, counsel for the Fund, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter of each of the other Underwriters to the effect set forth on Schedule E hereto and to such further effect as counsel to the Underwriters may reasonably request. Insofar as the opinion expressed above is related to or dependent upon matters governed by Delaware law, Willkie Farr & Gallagher LLP will be permitted to rely on the opinion of Richards, Layton & Finger, P.A
          (ii) Opinion of Counsel for the Adviser. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, from Chris Michailoff, counsel for the Adviser, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter of each of the other Underwriters to the effect set forth on Schedule G hereto and to such further effect as counsel to the Underwriters may reasonably request.
          (iii) Opinion of Counsel for the Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, from

Simpson Thacher & Bartlett LLP, counsel for the Underwriters, which opinion shall be in form and substance satisfactory to the Underwriters. Insofar as the opinion expressed above is related to or dependent upon matters governed by Delaware law, Simpson Thacher & Bartlett LLP will be permitted to rely on the opinion of Richards, Layton & Finger, P.A.
          (c) Officers’ Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director of the Adviser, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections l(a) and (b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Fund or the Adviser, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Adviser, contemplated by the Commission.
          (d) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus and the Prospectus.
          (e) Bring-Down Comfort Letter. At Closing Time, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three (3) business days prior to Closing Time.
          (f) Maintenance of Ratings. The Fund shall have delivered and the Representative shall have received evidence satisfactory to the Representative that the Shares are rated “[___]” by [ ] as of the Closing Time, and there shall not have been received by the Fund or the Adviser any notice of any intended or potential downgrading, or any review for a potential downgrading, in the rating accorded to the Shares by [ ].
          (g) Approval of Listing. At Closing Time, the Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.
          (h) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Fund and the Adviser in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.
          (i) Delivery of Documents. The documents required to be delivered by this Section 5 shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 425 Lexington Avenue, New York, New York 10017, at the Closing Time.
          (j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Fund at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.
Section 6. Indemnification.
          (a) Indemnification of Underwriters. The Fund and the Adviser agree, jointly and severally, to indemnify and hold harmless the Underwriters, affiliates of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any trustee, officer, employee or affiliate thereof as follows:
          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Rule 482 Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Fund; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Wells Fargo Securities), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Adviser by any Underwriter through Wells Fargo Securities expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Rule 482 Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).
          (b) Indemnification of Fund, Adviser, Trustees and Officers. Each Underwriter agrees to indemnify and hold harmless the Fund and the Adviser, their respective trustees, each of the Fund’s officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and any trustee, officer, or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, the Rule 482 Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Adviser by such Underwriter through Wells Fargo Securities expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, the Rule 482 Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).
          (c) Indemnification for Marketing Materials. In addition to the foregoing indemnification, the Fund and the Adviser also agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any Sales Material in the form approved by the Fund, the Adviser and the Underwriters for use by the Underwriters and securities firms to whom the Fund or the Adviser shall have disseminated materials in connection with the public offering of the Shares.
          (d) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Wells Fargo Securities, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund and the Adviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          (e) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
          (f) Limitations on Indemnification. Any indemnification by the Fund shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.
Section 7. Contribution.
     If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Fund and the total underwriting discount received by the Underwriters (whether from the Fund or otherwise), in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Shares as set forth on such cover.
     The relative fault of the Fund and the Adviser on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund or the Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Fund, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each trustee, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriters, and each person who controls the Fund or the Adviser, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each officer of the Fund and the Adviser and each trustee, director, officer, employee, agent or member of the Fund and the Adviser shall have the same rights to contribution as the Fund and the Adviser, respectively. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Shares set forth opposite their respective names in Schedule A hereto and not joint.
     Any contribution by the Fund shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.

Section 8. Representations and Warranties To Survive Delivery.
     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Fund or the Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund or the Adviser, and shall survive delivery of the Shares to the Underwriters.
Section 9. Termination of Agreement.
          (a) Termination; General. The Representative may terminate this Agreement, by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any material outbreak of hostilities or material escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in the Shares of the Fund has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or in the FINRAAQ National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.
          (b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, and 13 shall survive such termination and remain in full force and effect.
Section 10. Default by One or More of the Underwriters.
     If one or more of the Underwriters shall fail at Closing Time to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:
     (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Shares, as applicable, to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Shares, as applicable, to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Fund shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
Section 11. Notices.
     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative, c/o Wells Fargo Securities, LLC, Transaction Management, 301 S. College Street, Charlotte, NC 28288, attention of Carolyn Hurley; and notices to the Fund or the Adviser shall be directed, as appropriate, to the office of the Adviser, One Corporate Center, Rye, New York 10580-1422, attention of Management Committee.
Section 12. No Advisory or Fiduciary Relationship.
     The Fund and the Adviser each acknowledge and agree that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Fund, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Fund or the Adviser, or any of its stockholders, creditors or employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Fund or the Adviser with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Fund or the Adviser on other matters) and no Underwriter has any obligation to the Fund or the Adviser with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Fund or the Adviser, and (e) the Underwriters have not provided legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Fund and the Adviser has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
Section 13. Parties.
     This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Fund, the Adviser and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund, the Adviser and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representative, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Fund, the Adviser and their respective partners and successors, and said controlling persons and officers, directors and their heirs and legal representative, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
Section 14. Governing Law and Time.
     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
Section 15. Counterparts.
          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
Section 16. Effect of Headings.
     The Section headings herein are for convenience only and shall not affect the construction hereof.
     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund and the Adviser in accordance with its terms.

Very truly yours, THE GABELLI HEALTHCARE & WELLNESSRX TRUST
By:
Name:
Title:

GABELLI FUNDS, LLC
By:
Name:
Title:

CONFIRMED AND ACCEPTED,
As of the date first above written:

By: WELLS FARGO SECURITIES, LLC
By:
Name:
Title:

For themselves and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A
The Gabelli Healthcare & WellnessRx Trust
[_____] Preferred Shares

Name of Underwriter	Number of Initial Shares

Total

SCHEDULE B
The purchase price to be paid by the Underwriters for the Shares shall be $[_____] per share.

SCHEDULE C

Dividend Rate (cumulative from [SETTLEMENT DATE])	[_____]%
Settlement Date	[_____], 2010

SCHEDULE D
Rule 482 Statement
None